Exhibit 10.1

EQT CORPORATION

2025 EMPLOYEE STOCK PURCHASE PLAN

Article I.                 Purpose.

This EQT Corporation 2025 Employee Stock Purchase Plan is intended to provide a method whereby Employees of the Company or any Designated Subsidiary will have an opportunity to purchase shares of Common Stock of the Company through payroll deductions. The Plan is not intended to qualify as an “employee stock purchase plan” for purposes of Section 423 of the Code; provided, that the Plan is intended to qualify as a “stock purchase plan” for purposes of Rule 16b-3(b) of the Exchange Act.

Article II.                Definitions.

2.1            “Board” shall mean the Board of Directors of the Company.

2.2            “Change of Control” shall have the meaning ascribed to such term in the EQT Corporation 2020 Long-Term Incentive Plan (or any successor plan), as it may be amended from time to time.

2.3            “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.4            “Committee” shall mean the Management Development and Compensation Committee of the Board, including any successor committee.

2.5            “Common Stock” shall mean the common stock, no par value, of the Company, or any stock into which such common stock may be converted.

2.6            “Company” shall mean EQT Corporation.

2.7            “Designated Percentage” shall mean the percentage described in Section 5.2 hereof.

2.8            “Designated Subsidiary” shall mean all Subsidiaries of the Company, unless otherwise specified by the Committee in writing.

2.9            “Effective Date” shall mean the date this Plan is adopted by shareholders.

2.10          “Eligible Compensation” shall mean the base pay or salary established by the Company for the services of an Employee, including overtime and merit salary increases, but shall exclude all other forms of compensation, including, by way of illustration and not limitation, bonuses, commissions, severance payments, all non-regular payments, payments to health, retirement, unemployment, death, long-term disability (other than short-term non-occupational illness), or any other similar plan generally classified as a welfare or pension plan, payments in lieu of vacation paid during the year, any special purpose payments such as car or expense allowances, moving expenses, educational payments, and any other non-basic payments, as such compensation appears on the books and records of the Company or a Designated Subsidiary for services rendered to the Company or a Designated Subsidiary, determined prior to any contractual reductions related to contributions under a “qualified cash or deferred arrangement” (as determined under Section 401(k) of the Code and its applicable regulations) or under a “cafeteria plan” (as defined under Section 125 of the Code and its applicable regulations). The Committee shall have the authority from time to time to approve the inclusion or deletion of any or all forms of compensation in or from the definition of Eligible Compensation and may change the definition on a prospective basis.

2.11          “Employee” shall mean a common law employee of the Company or a Designated Subsidiary who performs compensated services for the Company or a Designated Subsidiary as such, and is carried on the payroll records of the Company or a Designated Subsidiary either as a full-time regular employee or as an employee who is in a job classification designated on the payroll records as “Part-Time 1” (as determined by the Committee or its designee based upon its own internal rules and procedures); provided, that such employee does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of share of Common Stock and other securities of the Company or any of its parents or a subsidiaries (each as defined under Section 423(b)(3) of the Code), and for purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an employee may purchase under outstanding options shall be treated as stock owned by the employee.  It is expressly intended that any person not carried on the payroll records of the Company or a Designated Subsidiary as a common law employee shall be excluded from the definition of Employee regardless of whether such person’s employment status is recharacterized by any court or government agency. All Employees who participate in the Plan shall have the same rights and privileges under the Plan except for differences which are consistent with Section 423(b)(5) of the Code.

2.12          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13          “Offering Date” shall mean the first business day of each Purchase Period.

2.14          “Fair Market Value” shall mean the closing price of a share of Common Stock as reported by the NYSE on the relevant date, or, if no sale shall have been made on such exchange on that date, the closing price on the NYSE on the last preceding day on which there was a sale.

2.15          “NYSE” shall mean the New York Stock Exchange.

2.16          “Participant” shall mean a participant in the Plan as described in Article III hereof.

2.17          “Plan” shall mean this EQT Corporation 2025 Employee Stock Purchase Plan, as it may be amended from time to time.

2.18          “Purchase Date” shall mean the last business day of each Purchase Period.

2.19          “Purchase Period” shall mean a one-month or other period as determined by the Committee pursuant to Section 4.2 hereof.

2.20          “Section 409A of the Code” means the nonqualified deferred compensation rules under Section 409A of the Code and any applicable treasury regulations and other official guidance thereunder.

2.21          “Subsidiary” shall mean any subsidiary of the Company in an unbroken chain of entities beginning with the Company, as described in Section 424(f) of the Code.

Article III.              Eligibility, Participation and Withdrawal.

3.1            Eligibility. Any Employee employed by the Company or by any Designated Subsidiary on an Offering Date shall be eligible to participate in the Plan beginning as soon as administratively practical following such Employee’s most recent date of hire.

3.2            Enrollment. An Employee who is eligible to participate in the Plan may become a Participant beginning with the first payroll date following the commencement of the Purchase Period by submitting, during the enrollment period prior to an applicable Offering Date prescribed by the Committee, a completed payroll deduction authorization in the manner specified with the Human Resources Department of the Company.

3.3            Payroll Deductions.

(a)            An eligible Employee may authorize payroll deductions at the rate of any whole percentage of the Employee’s Eligible Compensation, not to exceed 10% or such other percentage as specified by the Committee prior to the commencement of a Purchase Period. All payroll deductions may be held by the Company and commingled with its other corporate funds. No interest shall be paid or credited to the Participant with respect to such payroll deductions except where required by local law or as determined by the Committee. A separate bookkeeping account for each Participant shall be maintained by the Company under the Plan, and the amount of each Participant’s payroll deductions shall be credited to such account. A Participant may not make any additional payments into such account.

(b)            Subject to such limitations, if any, as prescribed by the Committee, a Participant may prospectively increase or decrease such Participant’s rate of payroll deductions for any Purchase Period at any time in accordance with and by such time as is established under the Company’s then applicable procedures for changing payroll deductions, which at a minimum shall permit a Participant to increase or decrease such Participant’s rate of payroll deductions on the first day of each January, April, July, or October by filing a new payroll deduction authorization with the Company at least 30 days prior to such dates. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.

3.4            Withdrawal.

(a)            Under procedures established by the Committee, a Participant may discontinue payroll deductions under the Plan at any time during, or following, a Purchase Period. If a Participant has not followed such procedures to discontinue the payroll deductions, the rate of payroll deductions shall continue at the originally elected rate throughout the Purchase Period and future Purchase Periods unless reduced to reflect a change by the Committee in the maximum permissible rate.

(b)            If a Participant discontinues participation during a Purchase Period, such Participant’s accumulated payroll deductions will be used to purchase shares of Common Stock in accordance with the Plan, but no further payroll deductions will be made from such Participant’s pay during such Purchase Period or future Purchase Periods; provided, however, a Participant’s withdrawal will not have any effect upon such Participant’s eligibility to elect to participate in any succeeding Purchase Period.

3.5            Termination of Employment. In the event a Participant’s employment with the Company or any Subsidiary is terminated for any reason (including, without limitation, death, disability, or failure to return to active employment following a paid leave of absence) prior to the expiration of a Purchase Period, the Participant’s participation in the Plan shall terminate, and all amounts credited to the Participant’s account shall be returned to the Participant by including such amounts in the Participant’s final paycheck. Employees who are on a Company paid leave of absence, as described in the Company’s policies, shall be considered Employees through the leave of absence and such Employee’s employment shall be deemed to have been terminated at the end of such leave of absence unless such Employee has returned to active employment.

Article IV.              Offerings.

4.1            Authorized Shares. The maximum number of shares of Common Stock which may be issued pursuant to the Plan shall be 1,000,000 shares, subject to adjustment as provided in Article VII. For purposes of applying the foregoing limitation, if any option to purchase shares of Common Stock granted hereunder expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock not purchased or received shall again be available for options to be granted under this Plan. The shares that may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, or shares purchased on the open market, as determined from time to time by the Committee. If on any Purchase Date the number of shares otherwise purchasable by Participants is greater than the number of shares then remaining available under the Plan, the Committee shall allocate the available shares among the Participants in such manner as it deems fair and reasonable, which shall be allocated pro rata to the extent possible.

4.2            Purchase Periods. Each Purchase Period shall be determined by the Committee in its sole discretion. Unless otherwise determined by the Committee, (i) the duration of each Purchase Period shall be one month, (ii) the first Purchase Period following the Effective Date will commence on January 1, 2026 (or such earlier or later date as may be determined by the Committee), and (iii) subsequent Purchase Periods shall run consecutively after the termination of the preceding Purchase Period. The Committee shall have the power to change the commencement date or duration of the first Purchase Period or any future Purchase Periods, without regard to the expectations of any Participants. In the event of a Change of Control, then the Committee may, in its sole discretion, establish a date on or before the date of consummation of such Change of Control, which date shall be the ending date of the then current Purchase Period.

Article V.               Grant of Options.

5.1            Grant of Options. On the Offering Date for each Purchase Period, each Participant shall be granted an option to purchase shares of Common Stock, which may be purchased with the payroll deductions to be accumulated in an account maintained on behalf of such Participant.

5.2            Purchase Price. The price of each option granted to Participants pursuant to Section 5.1 hereof shall be ninety percent (90%) (the “Designated Percentage”) of the Fair Market Value of the Common Stock on the Purchase Date on which such Common Stock is purchased. Notwithstanding the foregoing, the Committee may change the Designated Percentage with respect to any future Purchase Period; provided, that such Designated Percentage may not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Purchase Date on which such Common Stock is purchased. Further, the Committee may determine with respect to any prospective Purchase Period that the price shall be the Designated Percentage of the lower of (i) the Fair Market Value of the Common Stock on the Offering Date on which an option is granted or (ii) the Fair Market Value of the Common Stock on the Purchase Date on which such Common Stock is purchased.

Article VI.              Exercise and Delivery.

6.1            Automatic Exercise. Subject to Section 3.5 hereof, on each Purchase Date, a Participant’s option shall be exercised automatically for the purchase of the maximum number of full and fractional shares of Common Stock, with a one share minimum, which are purchasable based on the (i) accumulated payroll deductions credited to such Participant’s account as of such Purchase Date and (ii) applicable purchase price specified in Section 5.2 hereof. Any unused balance in the Participant’s account following such Purchase Date may be retained in the Participant’s account for the next Purchase Period, unless the Participant requests that it be refunded, without interest. All fees associated with the purchase of shares will be paid by the Company.

6.2            Payment. The Company shall retain the amount of payroll deductions used to purchase Common Stock as full payment for the Common Stock, and upon purchase and delivery, the Common Stock shall then be fully paid and non-assessable. No Participant shall have any voting, dividend, or other shareholder rights with respect to shares subject to any option granted under the Plan until the shares of Common Stock subject to such option have been purchased and delivered to the Participant as provided in this Article VI.

6.3            Delivery. Unless and until otherwise determined by the Committee, all shares of Common Stock purchased under the Plan shall be deposited, in book-entry form or otherwise, directly to an account established in the name of the Participant. Upon the exercise of an option on each Purchase Date, the Company shall deliver (by electronic or other means) to the Participant a record of the Common Stock purchased. The Committee may require that shares of Common Stock purchased under the Plan be retained for a designated period of time (and may restrict dispositions during that period) and/or may establish other procedures to restrict transfer of such shares.

6.4            Transferability. Options granted to Participants under this Plan may not be voluntarily or involuntarily assigned, transferred, pledged, or otherwise disposed of in any way, and during the Participant’s lifetime may be exercised only by the Participant. Any attempted assignment, transfer, pledge, or other disposition shall be null and void and without effect. If a Participant in any manner attempts to transfer, assign, or otherwise encumber such Participant’s rights or interest under the Plan, other than as permitted by the Code, such act shall be treated as an election by the Participant to discontinue participation in the Plan pursuant to Section 3.4.

Article VII.             Adjustments.

If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding purchase options granted hereunder, the number of shares of the Common Stock subject to the share limits provided herein, and the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding purchase options shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution.

Subject to the Committee’s ability to terminate the Plan pursuant to Article IX and the Committee’s discretion to terminate a Purchase Period pursuant to Section 4.2 hereof, in the event of any corporate event or transaction involving the Company (including any merger, reorganization, recapitalization, combination or exchange of shares of Common Stock), or nonreciprocal transaction between the Company and its shareholders that causes the per-share value of the shares of Common Stock to change (including any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), then the Committee shall make such adjustments to this Plan as it deems appropriate or equitable, in its sole discretion, including to substitute for each share of Common Stock that may be issued under the Plan (including, without limitation, shares of Common Stock then subject to any outstanding purchase options) into the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchangeable as a result of such corporate event or transaction.

In case of any adjustment or substitution as provided for in this Article VII, the Committee shall equitably adjust the formula for determining the Purchase Price of any outstanding purchase options granted hereunder.

In the event that any adjustment or substitution provided for in this Article VII requires the approval of shareholders in order to enable the Company to grant purchase options under the Plan, then no such adjustment or substitution shall be made without the required shareholder approval.

Article VIII.           Administration.

8.1            Authority of Committee. The Committee will have the authority and responsibility for the administration of the Plan. The Committee may delegate to one or more individuals or committees the day-to-day administration of the Plan. The Committee, or its delegate, shall have full power and authority to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, and to take all action in connection with administration of the Plan as it deems necessary or advisable. Decisions of the Committee shall be final and binding upon all Participants. Any decision reduced to writing and signed (including by electronic signature) by all members of the Committee shall be fully effective, as if it had been made at a meeting of the Committee duly held. The Company shall pay all expenses incurred in the administration of the Plan. No Board or Committee member, or any delegate of the Board or the Committee, shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

8.2            Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, within such time as the Committee may reasonably determine, which statements will set forth the amounts of payroll deductions, the purchase price, and the number of shares purchased.

Article IX.              Amendment or Termination of the Plan.

The Committee may, in its sole discretion and insofar as permitted by law, terminate or suspend the Plan, or revise or amend the Plan in any respect whatsoever without shareholder approval, except as may be required by the rules of any stock exchange on which the Common Stock is listed and, without approval of the shareholders, no such revision or amendment shall (a) increase the number of shares subject to the Plan, other than an adjustment under Article VII of the Plan, or (b) materially modify the requirements as to eligibility for participation in the Plan except as otherwise specified in this Plan. The Committee may delegate to one or more executive officers of the Company the authority to amend or revise the Plan; provided that such delegated authority shall be subject to applicable law, the limitations set forth in this Article IX, and to such other limitations and parameters as the Committee shall impose by resolution from time to time.

Article X.               Miscellaneous.

10.1          Compliance with Legal and Exchange Requirements. The Company shall not be under any obligation to issue Common Stock upon the exercise of any option unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Common Stock under the Securities Act of 1933, as amended, or to perfect an exemption from the registration requirements thereof; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) all other applicable provisions of state, federal, and applicable foreign law have been satisfied. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

10.2          Governmental Approvals. The Plan and the Company’s obligation to sell and deliver shares of Common Stock under the Plan in any jurisdiction shall be subject to the approval of any governmental authority required in connection with the Plan or the authorization, issuance, sale, or delivery of shares hereunder in such jurisdiction.

10.3          No Enlargement of Employee Rights. Nothing contained in the Plan shall be deemed to give any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee at any time. It is not intended that any rights or benefits provided under the Plan shall be considered part of normal or expected compensation for purposes of calculating any severance, resignation, end of service payments, bonuses, long service awards, pension, retirement, or similar payments.

10.4          Governing Law. The Plan and all options and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflict of laws principles thereof.

10.5          Section 409A. This Plan and any options to purchase shares of Common Stock granted hereunder are intended to comply with or be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed, and interpreted in accordance with such intent. The Company shall have no liability to a Participant, or any other party, if an option to purchase shares of Common Stock granted hereunder that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company.

10.6          Effective Date. The Plan shall be effective on the Effective Date. No rights to purchase shares of Common Stock may be granted under this Plan prior to stockholder approval of this Plan. This Plan will continue in effect until terminated pursuant to Article IX above. No rights to purchase shares of Common Stock may be granted during any period of suspension of this Plan or after termination of this Plan.